Exhibit 16(e)

                 Code of Ethics Adopted By Oak Associates, Ltd.
                             Pursuant to Rule 17j-1
                    Under the Investment Company Act of 1940
                               (Revised May 2000)

1.   Purposes

The Code of Ethics ("Code") has been adopted by Oak Associates, Ltd. ("Oak"), an Ohio limited liability company, in accordance with Rule 17j-1(b) under the Investment Company Act of 1940 ("the Act") and in accordance with the following general principles:

      (a)   The duty at all times to place the interests of shareholders first.

            Oak investment advisory personnel should scrupulously avoid serving their own personal interests ahead of shareholders of mutual funds advised by Oak in any decision relating to their personal investments.

      (b) The requirement that all personal securities transactions be conducted consistent with the Code and in such a manner as to avoid any actual or potential conflict of interest or any abuse of an individual's position of trust and responsibility.

            Oak investment advisory personnel must not only seek to achieve technical compliance with the Code but should strive to abide by its spirit and the principles articulated herein.

      (c) The fundamental standard that Oak investment advisory personnel should not take inappropriate advantage of their positions.

            Oak investment company personnel must avoid any situation that might compromise, or call into question, their exercise of fully independent judgment in the interest of Fund shareholders, including, but not limited to the receipt of unusual investment opportunities, perquisites, or gifts of more than a de minimis value from persons doing or seeking business with a Fund.

            Rule  17j-1  under  the  Act  generally  proscribes   fraudulent  or
            manipulative practices with respect to purchases or sales of securities held or to be acquired by investment advisors to investment companies, if effected by associated persons of such companies.

            The purpose of the Code is to establish procedures consistent with the Act and Rule 17j-1 to give effect to the following general prohibitions as set forth in rule 17j-1:

            (1) It is unlawful for any affiliated person of or principal underwriter for a registered investment company, or any affiliated person of an investment adviser of or principal underwriter for a registered investment company in connection with the purchase or sale, directly or indirectly, by such person of a security held or to be acquired, as defined in this section, by such registered investment company.


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      (i)   To employ any device,  scheme or artifice to defraud such registered investment company;

      (ii) To make to such registered investment company any untrue statement of a material fact or omit to state to such registered investment company a material fact necessary in order to make the statements made, in light of the circumstances under which they are made, not misleading;

      (iii) To engage in any act, practice, or course of business which operates or would operate as a fraud or deceit upon any such registered investment company; or

      (iv) To engage in any manipulative practice with respect to such registered investment company.

2.    Definitions

      (a) "Access Person" means any director/trustee, officer, general partner or Advisory Person (including any Investment Personnel, as that term is defined herein) of Oak.

      (b) "Adviser/Subadviser" means the Oak in its capacity as the adviser or subadviser of a Fund, or both, as the context may require.

      (c)   "Advisory Person" means:

            (i) any employee of Oak (or of any company in a control relationship to any Fund or Oak) who, in connection with his or her regular functions or duties, makes, participates in, or obtains information regarding the purchase or sale of a security by a Fund, or whose functions relate to the making of any recommendations with respect to such purchases or sales; and

            (ii) any natural person in a control relationship to Oak obtains information concerning recommendations made to a Fund with regard to the purchase or sale of a security.

      (d) "Beneficial Ownership" will be interpreted in a manner consistent with Rule 16a-1(a)(2) under the Securities Exchange Act of 1934.

      (e)   "Code" means this Code of Ethics.

      (f) "Compliance Officer" means the person designated by Oak as having responsibility for compliance with the requirements of the Code.

      (g) "Control" will have the same meaning as that set forth in Section 2(a)(9) of the Act.

      (h) "Disinterested Director/Trustee" means a Director/Trustee of the Fund who is not an "interested person" of such Fund within the meaning of Section 2(a)(19) of the Act.


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      (i)   "Fund" means each investment  company registered the Act as to which
            Oak is an Adviser or Subadviser.

      (j) "Initial Public Offering" means an offering of securities registered under the Securities Act of 1933, the issuer of which, immediately before the registration, was not subject to the reporting requirements of the Securities Exchange Act of 1934.

      (k) "Investment Personnel" means Portfolio Managers and other Advisory Persons who provide investment information and/or advice to the Portfolio Manager(s) and/or help execute the Portfolio Manager's (s') investment decisions, including securities analysts and traders.

      (l)   "Oak" means Oak Associates, Ltd.

      (m) "Portfolio Manager" means any Advisory Person who has the direct responsibility and authority to make investment decisions for a Fund.

      (n) "Purchase or sale of a Security" includes inter alia, the writing of an option to purchase or sell a security.

      (o) "Security" will have the meaning set forth in Section 2 (a) (36) of the Act, except that it will not include shares of registered open-end investment companies, securities issued by the United States Government, short-term debt securities which are "government securities" within the meaning of Section 2(a) (16) of the Act, bankers' acceptances, bank certificates of deposit, commercial paper, high quality short-term debt instruments, including repurchase agreements, and such other money market instruments as are designated by the Compliance Officer. For purposes of the Code, an "equivalent Security" is one that has a substantial economic relationship to another Security. This would include, among other things.


(i)   a Security that is convertible into another Security,

(ii) with respect to an equity Security, a Security having the same issuer (including a private issue by the same issuer) and any derivative, option or warrant relating to that Security and

(iii) with respect to a fixed-income Security, a Security having the same issuer, maturity, coupon and rating.

3.    Applicability

      The prohibitions described below will only apply to a transaction in a Security in which the designated Access Person has, or by reason of such transaction acquires, any direct or indirect Beneficial Ownership.


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4.    Prohibited Purchases and Sales

      A. Initial Public Offerings No Investment Personnel may acquire any Securities in an initial public offering.

      B.    Private   Placements  No   Investment   Personnel  may  acquire  any
            Securities in a private placement without express prior approval.

            (i) Prior approval must be obtained in accordance with the preclearance procedure described in Section 6 below. Such approval will take into account, among other factors, whether the investment opportunity should be reserved for the Fund and its shareholders and whether the opportunity is being offered to the Investment Personnel by virtue of his or her position with Oak.

            (ii) Investment Personnel who have been authorized to acquire securities in a private placement must disclose that investment to the chief investment officer (including his or her designee) of the Adviser/Subadviser (or of any unit or subdivision thereof) or the Compliance Officer when they play a part in any subsequent consideration of an investment by the Fund in the issuer. In such circumstances, the Fund's decision to purchase Securities of the issuer will be subject to an independent review by appropriate personnel with no personal interest in the issuer.

C.    Blackout Periods

      (i) Except as provided in Section 5 below, Access Persons are prohibited from executing a securities transaction on a day during which any Fund has a pending "buy" or "sell" order in the same or an equivalent Security and until such time as that order is executed or withdrawn; provided, however, that this prohibition shall not apply to Disinterested Directors/Trustees except if they have actual knowledge of trading by any Fund and, in any event, only with respect to those Funds on whose boards they sit.

            This prohibition shall also not apply to Access Persons of Oak who do not, in the ordinary course of fulfilling his or her official duties, have access to information regarding the purchase and sale of securities for a Fund; provided that securities investments effected by such Access Persons during the proscribed period are not effected with knowledge of the purchase or sale of the same or equivalent Securities by any Fund.

            A "pending `buy' or `sell' order" exists when a decision to purchase or sell a Security has been made and communicated.


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      (ii)  Portfolio  Managers are prohibited from buying or selling a Security within seven calendar days before or after the Fund trades in the same or an equivalent Security.

      (iii) If trades are effected during the periods proscribed in (i) or (ii) above, except as provided in (iv) below with respect to (i) above, any profits realized on such trades will be immediately required to be disgorged to the Fund.

      (iv) A transaction by Access Persons (other than Investment Personnel) inadvertently effected during the period proscribed in (i) above will not be considered a violation of the Code and disgorgement will not be required so long as the transaction was effected in accordance with the preclearance procedures described in Section 6 below and without prior knowledge of trading by any fund in the Complex in the same or an equivalent Security.

      D.    Short-Term Trading Profits

            Except as provided in Section 5 below, Investment Personnel are prohibited from profiting from a purchase and sale, or sale and purchase, of the same or an equivalent Security within any 60 Calendar day period. If trades are effected during the proscribed period, any profits realized on such trades will be immediately required to be disgorged to the applicable Fund.

5.    Exempted Transactions

      Subject to preclearance in accordance with Section 6 below with respect to subitems (b), (e), (f), (g), (h) and (i) hereof, the prohibitions of
      Section 4 (C) and 4 (D) will not apply to the following:

      (a) Purchases or sales of Securities effected in any account over which the Access Person has no direct or indirect influence or control or in any account of the Access Person which is managed on a discretionary basis by a person other than such Access Person and with respect to which such Access Person does not in fact influence or control such transactions.

      (b) Purchases or sales of Securities (or their equivalents) which are not eligible for purchase or sale by any Fund.

      (c) Purchases or sales of Securities which are non-volitional on the part of either the Access Person or any Fund.

      (d) Purchases of securities which are part of an automatic dividend reinvestment plan.

      (e) Purchases effected upon the exercise of rights issued by an issuer pro rata to all holders of a class of its securities, to the extent such rights were acquired from such issuer, and sales of such rights so acquired.


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

      (f) Any equity securities transaction, or series of related transactions effected over a 30 calendar day period, involving 500 shares or less in the aggregate, if:

            (i) the Access Person has no prior knowledge of activity in such security by any Fund; and

            (ii) the issuer is listed on The New York Stock Exchange or has a market capitalization (outstanding shares multiplied by the current price per share) greater than $1 billion (or a corresponding market capitalization in foreign markets).

      (g) Any fixed-income Securities transaction, or series of related transactions effected over a 30 calendar day period, involving 100 units ($100,000 principal amount) or less in the aggregate, if the Access Person has no prior knowledge of transactions in such Securities by any Fund.

      (h) Any transaction in index options effected on a broad-based index if the Access Person has no prior knowledge of activity in such index by any Fund.

      (i) Purchases or sales of securities which receive the prior approval of the Compliance Officer (such person having no personal interest in such purchases or sales), based on a determination that no abuse is involved and that such purchases and sales are not likely to have any economic impact on any Fund or on its ability to purchase or sell securities of the same class or other Securities of the same issuer.

6.    Preclearance

      Access Persons (other than Disinterested Directors/Trustees) must preclear all personal securities investments with the exception of those identified in subparts (a), (c) and (d) of Section 5 above.

      All requests for preclearance must be submitted to the Compliance Officer for approval. All approved orders must be executed by the close of business on the day preclearance is granted; provided, however, that approved orders for Securities traded in foreign markets may be executed within two (2) business days from the date preclearance is granted. If any order is not timely executed, a request for preclearance must be resubmitted.


7.    Reporting

      (a) Disinterested Directors/Trustees shall report to the Compliance Officer the information described in Section 7 (b) hereof with respect to transactions in any Security in which such Disinterested Director/Trustee has, or by reason of such transaction acquires, any direct or indirect Beneficial Ownership in the Security only if such Disinterested Director/Trustee, at the time of that transaction knew or, in the ordinary course of fulfilling his or her official duties as a Director/Trustee of a Fund,


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

            should have known that, during the 15-day period immediately preceding or subsequent to the date of the transaction in a Security by such Director/Trustee, such Security is or was purchased or sold by the Fund or was being considered for purchase or sale by a Fund; provided, however, that a Disinterested Director/Trustee is not required to make a report with respect to transactions effected in any account over which such Director/Trustee does not have any direct or indirect influence or control or in any account of the Disinterested Director/Trustee which is managed on a discretionary basis by a person other than such Director/Trustee and with respect to which such Director/Trustee does not in fact influence or control such transactions. The Compliance Officer shall maintain such reports and such other record to the extent required by Rule 17j-1 under the Act.

      (b) Every report required by Section 7 (a) hereof shall be made not later than ten days after the end of the calendar quarter in which the transaction to which the report relates was effected, and shall contain the following information:

            (i) The date of the transaction, the title, the interest rate and maturity date (if applicable), the number of shares, and the principal amount of each Security involved;

            (ii) The nature of the transaction (i.e., purchase, sale or any other type of acquisition or disposition);

            (iii) The price at which the transaction was effected; and

            (iv) The name of the broker, dealer or bank with or through whom the transaction was effected; and

            (v) With respect to any account established by the Access Person in which any securities were held during the quarter for the direct or indirect benefit of the Access Person:

      (A) the name of the broker, dealer or bank with whom the Access Person established the account; (B) the date the account was established; and

      (C)   the date that the report is submitted by the Access Person.

      (c) any such report may contain a statement that the report shall not be construed as an admission by the person making such report that he or she has any direct or indirect Beneficial Ownership in the Security to which the report relates.

8.    Records of Securities Transactions and Post-Trade Review

      Access Persons (other than Disinterested Directors/Trustees) are required to direct their brokers to supply, on a timely basis, duplicate copies of confirmations of all personal


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      Securities   transactions  and  copies  of  periodic  statements  for  all
      Securities accounts in which such Access Persons have a Beneficial Ownership interest to the Compliance Officer. Compliance with this Code requirement will be deemed to satisfy the reporting requirements imposed on Access Persons under rule 17j-1(c) providing such statements contain all of the information required by the appropriate report.

      The Compliance Officer will review all reports or information provided in lieu of reports, on a quarter basis.

9.    Disclosure of Personal Holdings

      (a) Initial Holding Reports. No later than ten days after a person becomes an Access Person, the following information must be reported to the Compliance Officer.

            (i) the title, number of shares and principal amount of each Security in which the Access Person had any direct or indirect Beneficial Ownership when the person became an Access Person;

            (ii) the name of any broker, dealer or bank with whom the Access Person maintained an account in which any securities were held for the direct or indirect benefit of the Access Person as of the date the person became an Access Person; and

            (iii) the date that the report is submitted by the Access Person.

            (b) Annual Holdings Reports. Annually the following information (which information must be current as of a date no more than 30 days before the report is submitted, shall be reported to the Compliance Officer;

                  (i) the title, number of shares and principal amount of each Security in which the Access Person had any direct or indirect Beneficial Ownership;

                  (ii) the name of any broker, dealer or bank with whom the Access Person maintained an account in which any securities were held for the direct or indirect benefit of the Access Person; and

                  (iii) the date that the  report  is  submitted  by the  Access
                        Person.

            (c) A Disinterested Director/Trustee of a Fund would be required to make a report solely by reason of being a Fund Director/Trustee, need not make an initial holdings report or an annual holdings report.

10.   Gifts

      Access Persons are prohibited from receiving any gift or other thing of more than $100 in value from any person or entity that does business with or on behalf of the Fund. Occasional


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      business meals or entertainment  (theatrical or sporting events, etc.) are permitted so long as they are not excessive in number or cost.

11.   Service as a Director

      Investment Personnel are prohibited from serving on the boards of directors of publicly traded companies, absent prior authorization based upon a determination that the board service would be consistent with the interests of a Fund and its shareholders. In the limited instances that such board service is authorized, Investment Personnel will be isolated from those making investment decisions affecting transactions in securities issued by any publicly traded company on whose board such Investment Personnel serves as a director through the use of "Chinese Wall" or other procedures designed to address the potential conflicts of interest.

12.   Certification of Compliance with the Code

      Access Persons are required to certify annually as follows:

            (a)   that they have read and understood the Code;

            (b)   that they recognize that they are subject to the Code;

            (c)   that they have complied with the requirements of the Code; and

            (d)   (iv)that   they  have   disclosed  or  reported  all  personal
                  Securities transactions required to be disclosed or reported pursuant to the requirements of the Code.

13.   Code Violations

      All   violations   of  the  Code  will  be   reported   to  the  Board  of
Directors/Trustees of the Fund on a quarterly basis. Oak may take such action as it deems appropriate.

14.   Review by the Board of Directors/Trustees

      The Board of Directors/Trustees of each Fund will be provided with a written annual report which at a minimum:

      (a) describe any issues arising under the Code of Ethics or procedures since the last report to the Board of Directors/Trustees, including, but not limited to, information about material violations of the Code or procedures and sanctions imposed in response to the material violations; and

      (b) certifies that Oak has adopted procedures reasonably necessary to prevent its Access Persons from violating the Code of Ethics


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15.   Recordkeeping

         Oak shall maintain the following records in the manner and to the extent set forth below and will make such records available to the Securities and Exchange Commission, or any representative thereof, at any time and from time to time for reasonable, periodic special or other examination;

            (a) a copy of this Code as currently in effect, or at any time within the past five years in effect, maintained in an easily accessible place;

            (b) a record of any violation of the Code and of any action taken as a result of the violation will be maintained in an easily accessible place for at least five years after the end of the fiscal year in which the violation occurred;

            (c) a copy of each report made by an Access Person, including any information provided in lieu of reports under this Code or any predecessor Code, will be maintained for at least five years after the end of the fiscal year in which the report is made or the information i provided the first two years in an easily accessible place;

            (d) a record of all persons currently or within the past five years who are or were required to make reports under this Code or any predecessor Code, or who are or were responsible for reviewing such reports, will be maintained in an easily accessible place;

            (e) a copy of each Annual Report submitted to the Board of Directors/Trustees will be maintained for at least five years after the end of the fiscal year in which it is made, the first two years in an easily accessible place;

            (f) Oak will maintain a record of any decision and the reasons supporting the decision to approve the acquisition by Investment Personnel of securities acquired an Initial Public Offering or private placement for at least five years after the end of the fiscal year in which the approval is granted.

      Dated: April 1, 1995, as amended on June 1, 1995 and May 22, 2000.


      (ii) identifies any violations requiring significant remedial action during the preceding year; and

      (iii) identifies any recommended changes in existing restrictions or procedures based upon the Fund's experience under the Code, evolving industry practices, or developments in applicable laws and regulations.


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

                            Explanatory Notes to Code

1. The information on personal employee Securities transactions received and recorded by the Manager and the Adviser/Subadviser, in conformity with Rule 204-2(a)(12) under the Investment Advisers Act of 1940, under their respective current policy statements regarding personal securities transactions of employees will be deemed to satisfy the reporting requirements imposed on Access Persons of the Manager and of the Adviser/Subadviser under Rule 17j-1(c).

2. No comparable code requirements have been imposed upon Prudential Mutual Fund Services, Inc., the Fund's transfer agent, or Prudential Securities Incorporated, which acts as the Fund's distributor, or those of their directors or officers who are not Directors/Trustees or Officers of the Fund since they are deemed not to constitute Access Persons or Advisory Persons as defined in paragraphs (e) (1) and (2) of Rule 17j-1.

     Dated:


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

                                                                       Exhibit A

                       Definition of Beneficial Ownership

      The term "beneficial ownership" of securities would include not only ownership of securities held by an access person for his or her own benefit. Whether in bearer form or registered in his or her own name or otherwise, but also ownership of securities held for his or her benefit by other (regardless of whether or how they are registered ) such as custodians, brokers, executors, administrators, or trustees (including trusts in which he or she has only a remainder interest), and securities held for his or her account by pledges, securities owned by a partnership in which he or she should regard as a personal holding corporation. Correspondingly, this term would exclude securities held by an access person for the benefit of someone else.

      Ordinarily, this term would not include securities held by executors or administrators in estates in which an access person is a legatee or beneficiary unless there is a specific legacy to such person of such securities or such person is the sole legatee or beneficiary and there are other assets in the estate sufficient to pay debts ranking ahead of such legacy, or the securities are held in the estate more than a year after the decedent's death.

      Securities held in the name of another should be considered as "beneficially" owned by an access person where such person enjoys "benefits substantially equivalent to ownership". The SEC has said that although the final determination of beneficial ownership is a question to be determined in the light of the facts of the particular case, generally a person is regarded as the beneficial owner of securities held in the name of his or her spouse and their minor children. Absent special circumstances such relationship ordinarily results in such person obtaining benefits substantially equivalent to ownership, e.g., application of the income derived from such securities to maintain a common home, to meet expenses which such person otherwise would meet from other sources, or the ability to exercise a controlling influence over the purchase, sale or voting of such securities.

      An access person also may be regarded as the beneficial owner of securities held in the name of another person, if by reason of any contact, understanding, relationship, agreement or other arrangement, he obtains therefrom benefits substantially equivalent to those of ownership. Moreover, the fact that the holder is a relative or relative of a spouse and sharing the same home as an access person may in itself indicate that the access person would obtain benefits substantially equivalent to those of ownership from securities held in the name of such relative. Thus, absent countervailing facts, it is expected that securities held by relatives who share the same home as an access person will be treated as being beneficially owned by the access person.

     An access person also is regarded as the beneficial owner of securities held in the name of a spouse, minor children or other person, even though he does not obtain therefrom the aforementioned benefits of ownership, if he can vest or revest title in himself at once or at some future time.


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